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                                                                    EXHIBIT 10-S

                          FIRST AMENDMENT TO AGREEMENT


      This First Amendment (the "Amendment") is made and entered into effective as of June 6, 2002 by and between Zila, Inc., a Delaware corporation ("Zila"), and Douglas, Curtis & Allyn, LLC, a California limited liability company, and amends the Letter Agreement (the "Agreement") between Zila and DCA, dated March 15, 2001. All capitalized terms in this Amendment shall have the same meanings as such terms have in the Agreement.

                                    RECITALS

      WHEREAS, Zila and DCA desire to amend the Agreement in accordance with the terms set forth in this Amendment;

      NOW THEREFORE, in consideration of the foregoing and of the mutual promises and conditions set forth, the parties agree as follows:


                                    AGREEMENT

      1.    The following Paragraph is hereby added to the Agreement:

            Zila shall pay DCA a Success Fee equal to the following in connection with the Transactions indicated below:

            (a) In regards to the sale of the Zila Dental Supply ("ZDS") full service business to Henry Schein, Inc., Zila shall pay DCA a fee of $89,489;

            (b) In regards to the sale of the ZDS mail order business to PracticeWares, Inc., Zila will pay DCA a fee of $97,400 upon closing of the Transaction; and

            (c) In regards to The Trylon Corporation, Zila will pay DCA a fee of, (i) One half of one percent (.5%) of the value of the Zila shares issued to The Trylon Corporation. The payment will be based upon the value of the Zila shares issued to Trylon in connection with the Transaction and Zila will pay DCA upon completion of the appraisal of the shares by Zila;
      (ii) one half of one percent (.5%) of the value of Zila shares to be issued under certain circumstances to Trylon in the future; (such fees to be paid within 30 days of such shares' issuances, and (iii) one half of one percent (.5%) of any royalty Trylon earns in connection with its agreement with Zila, which amount Zila will pay DCA quarterly, as Trylon earns the royalty. DCA shall have reasonable audit rights to validate the accuracy of such royalty payments.

      2. Effective Date. This Amendment shall become effective on the date written above upon the signature of each of the parties to this Agreement.

      3. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be an original, but all of which together


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constitute one and the same instrument. For purposes of this Amendment, facsimile copies of original signatures will be deemed an original signature.

      4. One Agreement. The Agreement shall be deemed amended to the extent set forth in this Amendment. The Agreement, as amended by the Amendment, shall constitute one agreement. All other terms and provisions of the Agreement shall remain in full force and effect. If there is any inconsistency with the terms of the Agreement and the Amendment, the terms of the Amendment shall govern over the Agreement. This Amendment is intended to be a final expression of the parties' agreement to amend the Agreement and is intended to be a complete and exclusive statement of their agreement and understanding with respect to such amendment.

      5. Severability. If any provision of this Amendment is invalid under any applicable law, such invalidity shall not affect any other provision of this Amendment that can be given effect without the invalid provision.

      6. Documentation. The parties agree to cooperate fully and to execute any and all supplementary documents and pleadings and to take all additional actions that may be necessary or appropriate to give full force and effect to this Amendment and that are not inconsistent with its terms.

      7. Binding Effect. This Amendment is binding upon and shall enure to the benefit of the parties hereto and their respective heirs, administrators, executors, representatives, successors, receivers, trustees and assigns.

      8. Warranty of Capacity to Sign. Each person executing this Amendment represents and warrants that he or she is the duly authorized representative of the party for which he or she acts and is fully and legally empowered to execute and deliver this document on behalf of the party for which he or she acts.






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            IN WITNESS WHEREOF, this Amendment has been entered into as of the day and year first above written.

                                    COMPANY:

                                    ZILA, INC.,
                                    a Delaware corporation


                                    s/s Bradley C. Anderson
                                    ------------------------------------------
                                    By:  Bradley C. Anderson.
                                    Its: Treasurer and Chief Financial Officer


                                    DOUGLAS, CURTIS & ALLYN, LLC., a California limited liability company


                                    s/s Curtis M. Rocca
                                    -----------------------------------------
                                    By:  Curtis M. Rocca
                                    Its: Chief Executive Officer






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